                                                                   EXHIBIT 2




                            STOCK PURCHASE AGREEMENT

                                  by and among

                             FORSTMANN LITTLE & CO.
                          SUBORDINATED DEBT AND EQUITY
                     MANAGEMENT BUYOUT PARTNERSHIP-V, L.P.,

                               MTF PARTNERS, L.P.,

                          THE SHAREHOLDER INDIVIDUALS,

                          THE SHERWIN-WILLIAMS COMPANY

                                      and

                            SILVER ACQUISITION CORP.



                         Dated as of November 22, 1996

                                TABLE OF CONTENTS
                                -----------------

                                                 ARTICLE I

TERMS OF PURCHASE AND SALE...........................................................................2
      1.01.  Purchase and Sale of Shares of the Company..............................................2
      1.02.  The Closing.............................................................................2
      1.03.  Purchase Price..........................................................................2
      1.04.  Cancellation of Options.................................................................4
      1.05.  Indebtedness Payment and Certain Closing Deliveries.....................................4
      1.06.  Partial Closing.........................................................................5
      1.07.  Closing Balance Sheet; Purchase Price Adjustment........................................5
      1.08.  Trust Agreement.........................................................................10
      1.09.  Manner of Payment to Sellers............................................................15

                                                 ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLERS............................................................15
      2.01.  Title to Shares.........................................................................15
      2.02.  Capitalization..........................................................................16
      2.03.  Subsidiaries............................................................................16
      2.04.  Organization............................................................................17
      2.05.  Financial Statements....................................................................17
      2.06.  Absence of Certain Changes or Events....................................................18
      2.07.  Title to Assets.........................................................................18
      2.08.  Patents, Trademarks, Etc................................................................19
      2.09.  Power and Authority; Effect of Agreement................................................19
      2.10.  Commitments.............................................................................21
      2.11.  Litigation..............................................................................22
      2.12.  Compliance with Laws....................................................................22
      2.13.  Environmental Matters...................................................................23
      2.14.  Taxes...................................................................................25
      2.15.  Employee Benefit Plans..................................................................26
      2.16.  Consents................................................................................27
      2.17.  Insurance...............................................................................27
      2.18.  Labor Matters...........................................................................28
      2.19.  Undisclosed Liabilities.................................................................28
      2.20.  Fees....................................................................................29
      2.21.  Representations and Warranties of Sellers as of the Closing Date........................29
      2.22.  Disclaimer..............................................................................29

                                       (i)



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
                                                ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER...................................................30
      3.01.  Organization............................................................................30
      3.02.  Power and Authority; Effect of Agreement................................................30
      3.03.  Litigation..............................................................................31
      3.04.  Availability of Funds...................................................................32
      3.05.  Consents................................................................................32
      3.06.  Fees....................................................................................32

                                                ARTICLE IV

COVENANTS OF SELLERS.................................................................................32
      4.01.  Cooperation by Sellers..................................................................32
      4.02.  Conduct of Business.....................................................................33
      4.03.  Access..................................................................................34
      4.04.  No Solicitation.........................................................................35
      4.05.  Disclosure Schedules....................................................................36
      4.06.  Resale Exemption Certificates...........................................................36

                                                ARTICLE V

COVENANTS OF PARENT AND BUYER........................................................................37
      5.01.  Cooperation by Parent and Buyer.........................................................37
      5.02.  Disclosure Schedules....................................................................38
      5.03.  Indemnification; Insurance..............................................................38
      5.04.  Employee Benefits.......................................................................41
      5.05.  Parent Obligations......................................................................42
      5.06.  Resale Exemption Certificates...........................................................43

                                                ARTICLE VI

CONDITIONS TO PARENT'S AND BUYER'S OBLIGATIONS.......................................................43
      6.01.  Material Adverse Effect.................................................................43
      6.02.  Covenants of Sellers....................................................................43
      6.03.  No Prohibition..........................................................................43
      6.04.  Consents................................................................................44
      6.05.  Delivery of Shares......................................................................44

                                                ARTICLE VII

CONDITIONS TO SELLERS' OBLIGATIONS...................................................................44
      7.01.  Representations, Warranties and Covenants of Parent and Buyer...........................44


                                      (ii)



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
      7.02.  No Prohibition..........................................................................45
      7.03.  Consents................................................................................45

                                  ARTICLE VIII

TERMINATION..........................................................................................45
      8.01.  Termination.............................................................................45
      8.02.  Effect on Obligations...................................................................46

                                   ARTICLE IX

INDEMNIFICATION......................................................................................46
      9.01.  Survival................................................................................46
      9.02.  Indemnification.........................................................................48
      9.03.  Procedures for Claims...................................................................49
      9.04.  Other Provisions........................................................................52

                                    ARTICLE X

MISCELLANEOUS........................................................................................56
      10.01.  Interpretive Provisions................................................................56
      10.02.  Seller's Knowledge.....................................................................56
      10.03.  Entire Agreement.......................................................................56
      10.04.  Successors and Assigns.................................................................56
      10.05.  Parties in Interest....................................................................57
      10.06.  Headings...............................................................................57
      10.07.  Amendment..............................................................................57
      10.08.  Waivers................................................................................57
      10.09.  Expenses...............................................................................58
      10.10.  Notices................................................................................58
      10.11.  Governing Law, Etc.....................................................................59
      10.12.  Public Announcements...................................................................60
      10.13.  Sellers' Representatives...............................................................60
      10.14.  Counterparts...........................................................................60



                                      (iii)

                            STOCK PURCHASE AGREEMENT
                            ------------------------


                  This STOCK PURCHASE AGREEMENT, dated as of the 22nd day of November, 1996, by and among Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-V, L.P., a Delaware limited partnership ("MBO-V"), MTF Partners, L.P., a New York limited partnership ("MTF Partners"), the persons listed on Exhibit A hereto (the "Shareholder Individuals") (MBO-V, MTF Partners and the Shareholder Individuals are hereinafter collectively referred to as "Sellers"), The Sherwin-Williams Company, an Ohio corporation ("Parent"), and Silver Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Buyer");


                              W I T N E S S E T H :
                              ---------------------


                  WHEREAS, Sellers own of record and beneficially all of the outstanding shares of capital stock of Thompson Minwax Holding Corp., a Delaware corporation (the "Company"); and


                  WHEREAS, Sellers desire to sell to Buyer, and Parent and Buyer desire that Buyer buy from Sellers, all of the issued and outstanding shares of capital stock of the Company (the "Shares");


                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions, hereinafter set forth, the parties do hereby agree as follows:

                                    ARTICLE I

                           TERMS OF PURCHASE AND SALE
                           --------------------------

                  1.01. PURCHASE AND SALE OF SHARES OF THE COMPANY. On the Closing Date (as defined in Section 1.02), Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Shares for the purchase price specified herein. At the Closing (as defined in Section 1.02), Sellers shall deliver to Buyer certificates representing the Shares being sold hereunder duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning such Shares in blank, and Buyer shall deliver to Sellers the Purchase Price (as defined in Section 1.03(a)) in accordance with Section 1.03. Buyer shall bear the cost of any documentary, stamp, sales and excise or other taxes (other than federal, state, local and foreign income taxes payable by Sellers) in respect of the transfer of the Shares.

                  1.02. THE CLOSING. Upon the terms and subject to the conditions of this Agreement, the closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, at 9:00 a.m., local time, on the fifth business day following the day on which any applicable waiting period under the HSR Act (as defined in Section 2.16) shall have expired or been terminated, or at such other time, date or place as Buyer and the Representatives (as defined in Section 10.13) may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                  1.03. PURCHASE PRICE. (a) The purchase price to be paid by Buyer to Sellers for the Shares (the "Purchase Price") shall be an amount in cash equal to $830,000,000 less the sum of (i) the Indebtedness Payment plus
(ii) the Option Payments (each of the foregoing terms as defined in Section 1.03(b)). The Purchase Price shall be subject to adjustment as provided in
Section 1.07.

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                  (b) For purposes of this Agreement, the following terms shall have the following meanings:

                           (i) "Indebtedness Payment" shall mean an amount equal to, as of the Closing Date, the then outstanding principal of, accrued and unpaid interest on, any prepayment penalties or premiums on, and any other amounts payable with respect to, (A) all indebtedness of the Company and the Subsidiaries under the Credit Agreement, dated as of November 30, 1994, among the Company, The Thompson Minwax Company, Chase Manhattan Bank ("Chase"), as agent, and the financial institutions party thereto, as amended (the "Credit Agreement"), but not including any undrawn amounts under outstanding letters of credit (the "Bank Indebtedness Payment"), and (B) all indebtedness of the Company and the Subsidiaries under the Subordinated Debentures (the "Subordinated Debentures") issued by the Company and held by the limited partners of MBO-V (the "Debenture Indebtedness Payment").

                           (ii) "Option Payments" shall mean the aggregate amount payable as a result of the transactions contemplated hereby in cancellation or termination of outstanding options to purchase shares of capital stock of the Company (collectively, "Options") (including the portion thereof which the Company is required to withhold under applicable tax laws).

                  (c) At the Closing, Buyer shall (i) pay the amount of the Purchase Price less $20,000,000 to an account or accounts designated by the Representatives and (ii) deposit the sum of $20,000,000 in trust in accordance with the terms set forth in Section 1.08. All payments pursuant to clauses (i) and (ii) of this paragraph (c) shall be made by wire transfer of U.S. dollars in immediately available funds.


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                  (d) As soon as practicable but in any event no later than
seven days prior to the Closing Date, the Representatives shall deliver to Buyer a good faith estimate of (i) the Purchase Price, (ii) the Indebtedness Payment and (iii) the Option Payments. The Representatives shall deliver to Buyer no later than the opening of business on the Closing Date a certificate setting forth (i) the Purchase Price, (ii) the Indebtedness Payment and (iii) the Option Payments.

                  1.04. CANCELLATION OF OPTIONS. At the Closing, Buyer shall contribute to the Company, by wire transfer of immediately available funds, cash in an amount equal to the Option Payments, and the Representatives shall cause the Company to deliver such amount less the withholding tax payable in respect thereof to the Representatives on behalf of the holders of Options entitled to Option Payments as a result of the transactions contemplated hereby in cancellation of such holders' Options. The Company shall be responsible for and shall pay when due any withholding taxes payable in respect of the Option Payments.

                  1.05. INDEBTEDNESS PAYMENT AND CERTAIN CLOSING DELIVERIES. (a) At the Closing, Buyer shall contribute to the Company, by wire transfer of immediately available funds, cash in an amount equal to the Indebtedness Payment, and the Representatives shall cause the Company (or a Subsidiary) to
(i) pay to Chase (for the benefit of the financial institutions party to the Credit Agreement), by wire transfer of immediately available funds, an amount in cash equal to the Bank Indebtedness Payment, and (ii) pay to the Representatives (for the benefit of the holders of the Subordinated Debentures), by wire transfer of immediately available funds, an amount in cash equal to the Debenture Indebtedness Payment. At the Closing, Sellers shall deliver to Buyer written statements from Chase and the holders of the Subordinated Debentures (or their representatives) stating the amount due, as of the Closing Date, for the Bank Indebtedness Payment and the Debenture Indebtedness Payment, respectively.

                  (b) At the Closing, Buyer shall either (i) furnish to the Company letters of credit in an aggregate principal amount and with terms satisfactory to the Company to replace all then outstanding letters of credit under the Credit Agreement (the "Letters of Credit") or (ii) provide the Company such other forms of security as may be necessary to replace the Letters of Credit.

                  1.06. PARTIAL CLOSING. If all of the terms and conditions to the parties' respective obligations to consummate the transaction (including that set forth in Section 6.05) are satisfied (or waived by the appropriate party) but one or more of Sellers shall have failed to deliver an executed counterpart of this Agreement as provided in Section 9.14 or to deliver the certificates representing their Shares, then Buyer shall be entitled to hold back from the Purchase Price an amount equal to the amount which otherwise would have been payable in respect of such Shares. Buyer shall purchase and pay for any Shares the certificates for which are delivered after the Closing within three days of notice by the Representatives that they have the certificates available, against delivery of such certificates duly endorsed or accompanied by duly executed stock powers and a counterpart of this Agreement executed by the holder of such Shares, if not previously delivered. Notwithstanding the foregoing provisions of this Section 1.06 or the provisions of Section 6.05, Sellers shall use their best efforts (which shall in no event require the payment of any monies by Sellers) to deliver 100% of the total number of Shares.

                  1.07. CLOSING BALANCE SHEET; PURCHASE PRICE ADJUSTMENT. (a) Within 45 days following the Closing Date, Sellers shall prepare, issue and deliver to Buyer an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the close of business on the day immediately preceding the Closing Date (the "Closing Balance Sheet"). There shall be attached to the Closing Balance Sheet an annex setting forth in reasonable detail the computation of the Purchase Price Adjustment (as defined in Section 1.07(d)).

                  (b) The Closing Balance Sheet shall be prepared using the same accounting methods, policies, practices, principles and procedures (collectively, "Methods"), with consistent classification, judgments and estimation methodology (collectively, "Methodology"), that were used, and making the same pro forma adjustments that were made, in the preparation of the September 30 Balance Sheet (as defined in Section 2.05), except as set forth below, shall be prepared on an interim basis (except as set forth in clause
(iii) below), even if the Closing Date is January 1, 1997, and shall not take into account any information not known by the Company or any of the Subsidiaries prior to the close of business on the day immediately preceding the Closing Date or any changes in circumstances or events occurring after the close of business on the day immediately preceding the Closing Date. In preparing the Closing Balance Sheet, (i) there shall be included therein Cash on Hand (as defined in Section 1.07(d)), notwithstanding that Cash on Hand was not included in the September 30 Balance Sheet (provided that the Closing Balance Sheet shall not include both the uncashed check representing payment of an account receivable and the account receivable itself), (ii) the respective amounts included therein for those reserves which are listed on Exhibit 1.07 shall be equal to the respective amounts (including the absence of a reserve or zero) of such reserves shown on Exhibit 1.07, and (iii) the amount included therein for inventories shall be based upon a physical inventory of the Company and the Subsidiaries, to be conducted jointly by the Company and Buyer as of a mutually agreed upon date and completed prior to the Closing Date, and shall be adjusted to reflect activity from such mutually agreed upon date to and including the day immediately preceding the Closing Date and otherwise shall be determined in accordance with the Methods and

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Methodology used in the preparation of the December 31 Balance Sheet (as defined in Section 2.05).

                  (c) The Closing Balance Sheet delivered by Sellers to Buyer and the computation of the Purchase Price Adjustment annexed thereto shall be conclusive and binding upon the parties unless Buyer, within 30 days after the delivery to Buyer of the Closing Balance Sheet, notifies the Representatives in writing that Buyer disputes any of the amounts set forth therein, specifying the nature of the dispute and the basis therefor. The parties shall in good faith attempt to resolve any dispute, in which event the Closing Balance Sheet and the computation of the Purchase Price Adjustment, as amended to the extent necessary to reflect the resolution of the dispute, shall be conclusive and binding upon the parties. If the parties do not reach agreement resolving the dispute within 10 days after notice is given by Buyer to the Representatives pursuant to the second preceding sentence, the parties shall submit the dispute to a partner at the accounting firm of Arthur Andersen LLP or if no partner of such firm will act, to a partner at such other nationally recognized independent accounting firm mutually agreeable to the parties, which firm shall not have had a material relationship with either Buyer or the Representatives or their respective affiliates within the two years preceding the appointment (the "Arbiter"), for resolution. If the parties cannot agree on the selection of a partner at an independent accounting firm to act as Arbiter, the parties shall request the American Arbitration Association to appoint such a partner, and such appointment shall be conclusive and binding upon the parties. Promptly, but no later than 20 days after its acceptance of his or her appointment as Arbiter, the Arbiter shall determine, based solely on presentations by Buyer and the Representatives, and not by independent review, only those issues in dispute and shall render a report as to the dispute and the resulting computation of the Closing Balance Sheet and the Purchase Price Adjustment, if any, which shall be conclusive and binding upon the parties. All proceedings conducted by the Arbiter shall take place in the City of New York. In resolving any disputed item, the Arbiter (x) shall be bound by the provisions of Section 1.07(b) and
(y) may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees, costs and expenses of the Arbiter (i) shall be borne by Buyer in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by Buyer (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted and (ii) shall be borne by Sellers in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by Buyer (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted. Whether any dispute is resolved by agreement among the parties or by the Arbiter, changes to the Closing Balance Sheet shall be made hereunder only for items as to which Buyer has taken exception as provided herein. Buyer and the Representatives each shall make available to the other (upon the request of the other) their respective work papers generated in connection with the preparation or review of the Closing Balance Sheet. Such work papers of the Representatives shall be destroyed by the Representatives within 90 days following the determination of the Final Closing Balance Sheet, provided that the Representatives may deliver one copy of such work papers to their outside counsel, Fried, Frank, Harris, Shriver & Jacobson, and the Representatives shall cause such outside counsel to keep such copy confidential.

                  (d)      As used herein,

                           (i) the term "Final Closing Balance Sheet" shall mean the Closing Balance Sheet which has become conclusive and binding upon the parties pursuant to Section 1.07(c);

                           (ii) the term "Closing Book Value" shall mean the amount obtained by subtracting the total liabilities of the Company and its Subsidiaries, as set forth in the Final Closing Balance Sheet, from the total assets of the Company and its Subsidiaries, as set forth in the Final Closing Balance Sheet; and

                           (iii) the term "Cash on Hand" shall mean the aggregate amount of any cash and cash equivalents (including the amount of any uncashed checks payable to the Company or any of the Subsidiaries) on hand at or in bank accounts or lockboxes of the Company or any of the Subsidiaries as of 11:59 p.m. New York City Time on the day immediately preceding the Closing Date.

                  The difference, if any, between the Closing Book Value and $685,916,000, whether a positive or negative number, is herein referred to as the "Purchase Price Adjustment." If the Closing Book Value exceeds $685,916,000, the dollar amount of the Purchase Price Adjustment shall be paid by Buyer to Sellers in accordance with the provisions of Section 1.07(e). If the Closing Book Value is less than $685,916,000, the dollar amount of the Purchase Price Adjustment shall be paid by Sellers (who shall be jointly and severally liable therefor) to Buyer in accordance with the provisions of Section 1.07(e).

                  (e) The amount of any Purchase Price Adjustment shall bear interest at an annual rate equal to 5.5% from and including the Closing Date to, but not including, the date of payment. Any amount payable as Purchase Price Adjustment (plus interest determined pursuant to the immediately preceding sentence) shall be paid by wire transfer of immediately available funds to an account designated in writing by Buyer or Sellers, as the case may be. Such payment shall be made on the third business day following (i) the last day on which Buyer may, pursuant to the first sentence of Section 1.07(c), notify the Representatives that it disputes any of the amounts set forth in the Closing Balance Sheet,

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



if Buyer shall not notify the Representatives of any dispute, or such earlier date as Buyer shall advise the Representatives of the absence of any dispute, or
(ii) the date mutual agreement is reached as to the amount of the Purchase Price Adjustment, if any, in the event of a dispute that is settled by the parties without resort to the Arbiter, or (iii) the date of receipt of the report of the Arbiter in the event of a dispute which is settled by the Arbiter, as applicable (the third business day following the applicable date being referred to herein as the "Payment Date"). Any amounts payable by Sellers to Buyer in respect of this paragraph (e) shall first be payable out of the PPA Trust Funds (as defined in Section 1.08(a)) in accordance with the Trust Agreement and the balance shall be payable by Sellers (who shall be jointly and severally liable therefor).

                  (f) Buyer shall provide Sellers and their accountants full access to all relevant books and records and to employees of the Company and its Subsidiaries to the extent necessary for Sellers to prepare the Closing Balance Sheet and in connection with any items in dispute with respect to the Closing Balance Sheet. Such access shall be provided during regular business hours and upon reasonable notice. Sellers shall endeavor to cause minimal disruption to the business of the Company and its Subsidiaries. A reasonable number of representatives of Sellers (including Sellers' accountants) shall participate in the preparation of the Closing Balance Sheet at sites of the Company and its Subsidiaries. All such access of Sellers shall be coordinated through designated representatives of Buyer.

                  1.08. TRUST AGREEMENT. (a) Sellers and Buyer shall enter into a trust agreement at the Closing in substantially the form attached as Exhibit
1.08 (the "Trust Agreement"). At the Closing, Buyer shall deposit $20,000,000 in trust in accordance with the Trust Agreement, of which $5,000,000 shall be designated for purposes of the Purchase Price Adjustment (the "PPA Trust Funds") and $15,000,000 shall be designated for purposes of Sellers' indemnification obligations set forth in Section 9.02(a)(i) (the

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



"Indemnity Trust Funds"). The PPA Trust Funds and the Indemnity Trust Funds shall earn interest in accordance with the Trust Agreement; all interest earned on the PPA Trust Funds and the Indemnity Trust Funds shall belong to Sellers and the Representatives shall have the sole right to direct the release of any such interest.

                  (b) With respect to the PPA Trust Funds, the following principles shall apply:

                           (i) If Buyer notifies the Representatives that it disputes any of the amounts set forth in the Closing Balance Sheet delivered by Sellers, but the amount of the Purchase Price Adjustment payable by Sellers would be less than $5,000,000 or there would be no Purchase Price Adjustment at all payable by Sellers, assuming for these purposes that Buyer would prevail on every disputed item, then, within one business day following such notice by Buyer, the Representatives and Buyer shall instruct the Trustee to pay the PPA Trust Funds, less the amount, if any, that would be owing to Buyer were Buyer to prevail on every item disputed by it, to the Representatives. If on any subsequent dates, either because of resolution of any disputed items by mutual agreement of the parties, or because Buyer withdraws any of its disputes, or otherwise, none, or not all, of the PPA Trust Funds would be payable to Buyer, even were Buyer to prevail on every disputed item, then Buyer and the Representatives shall instruct the Trustee in writing to disburse all or the appropriate portion of the PPA Trust Funds to the Representatives.

                           (ii) On the Payment Date, one of the following shall occur:

                                    (1) If the Purchase Price Adjustment is zero
                  or is payable to Sellers, the Representatives and Buyer shall instruct the Trustee in writing to disburse the PPA Trust Funds (or any remaining portions thereof,

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



                  if disbursement of any portion thereof had previously been made in accordance with Section 1.08(b)(i)) to the Representatives.

                                    (2) If the Purchase Price Adjustment is
                  payable to Buyer, the Representatives and Buyer shall instruct the Trustee to disburse to Buyer an amount of the PPA Trust Funds equal to the amount of the Purchase Price Adjustment plus interest on such amount at the interest rate set forth in
                  Section 1.07(e) and, if the amount of the Purchase Price Adjustment plus such interest is less than $5,000,000, to disburse the remaining portion of the PPA Trust Funds, if any, to the Representatives. If the amount of the Purchase Price Adjustment plus such interest payable to Buyer exceeds the amount of the PPA Trust Funds, Sellers shall jointly and severally pay the amount of such excess to Buyer in accordance with Section 1.07(e).

                  (c) With respect to the Indemnity Trust Funds, the following principles shall apply:

                           (i) If Buyer and the Representatives shall agree (or, failing such agreement, if a court of competent jurisdiction by final non-appealable order shall determine) that Buyer has suffered any Losses (as defined in Section 5.03) with respect to which Buyer is entitled to indemnification pursuant to Section 9.02(a)(i), the Representatives and Buyer shall instruct the Trustee in writing to disburse to Buyer from the Indemnity Trust Funds an amount equal to the amount of such Losses.

                           (ii) On the twelve month anniversary of the Closing Date, Buyer and the Representatives shall instruct the Trustee in writing to disburse the amount of the Indemnity Trust Funds then remaining on deposit with the Trustee under the

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



         Trust Agreement less the Sales and Use Tax Amount (as defined below) to the Representatives; provided, however, that if, on or prior to that date, Buyer has in good faith given Valid Claim Notices (as defined in Section 9.01) with respect to any claims for indemnification pursuant to Section 9.02(a)(i), which claims remain unresolved (collectively, "Unresolved Claims") (other than claims for breaches of the Sales Tax Representations (as defined in Section 9.04(h)) or the Use Tax Representations (as defined in Section 9.04(h))), there shall remain on deposit with the Trustee, and not disbursed to the Representatives, the aggregate amount that would be payable to Buyer pursuant to Article IX were Buyer to prevail in respect of all such claims until Buyer and the Representatives shall instruct the Trustee to disburse such funds by mutual agreement or pursuant to and in accordance with a final non-appealable order of a court of competent jurisdiction. The term "Sales and Use Tax Amount" at any time shall mean the sum of (i) $1,000,000 less the aggregate amount disbursed prior to such time pursuant to Section 1.08(c)(i) for indemnification for any breaches of the Sales Tax Representations, plus (ii) $300,000 less the aggregate amount disbursed prior thereto pursuant to Section 1.08(c)(i) for indemnification for any breaches of the Use Tax Representations.

                           (iii) If at any time an Unresolved Claim in respect of which funds are being held under the Trust Agreement shall be resolved, either by mutual agreement of the parties or pursuant to a final non-appealable order of a court of competent jurisdiction, Buyer and the Representatives shall instruct the Trustee in writing to disburse such funds in accordance with such agreement or court order, provided that no funds shall be disbursed to Sellers unless there shall remain on deposit until the twenty-four month anniversary of the Closing Date the sum of (1) $1,000,000 less any amounts disbursed pursuant to Section 1.08(c)(i) in respect of claims for indemnification for any breaches of the Sales Tax Representations plus (2) $300,000 less any amounts disbursed pursuant to Section 1.08(c)(i) in respect of claims for indemnification for any breaches of the Use Tax Representations.

                           (iv) On the 24-month anniversary of the Closing Date, Buyer and the Representatives shall instruct the Trustee in writing to disburse the Sales and Use Tax Amount then remaining on deposit with the Trustee under the Trust Agreement to the Representatives; provided, however, that if, on or prior to that date, Buyer has in good faith given Valid Claim Notices with respect to any claims for indemnification pursuant to Section 9.02(a)(i) for breaches of the Sales Tax Representations and/or the Use Tax Representations, which claims remain unresolved, there shall remain on deposit with the Trustee, and not disbursed to the Representatives, the aggregate amount that would be payable to Buyer pursuant to Article IX were Buyer to prevail in respect of all such claims until Buyer and the Representatives shall instruct the Trustee to disburse such funds by mutual agreement or pursuant to and in accordance with a final non-appealable order of a court of competent jurisdiction.

                           (v) On the 36-month anniversary of the Closing Date, Buyer and the Representatives shall instruct the Trustee in writing to disburse any Indemnity Trust Funds being held in respect of any Unresolved Claim if the claimant of such Unresolved Claim shall not have communicated (including by commencing a Litigation (as defined in Section 2.11)) with the Company with regard to such Unresolved Claim during the prior 24-month period. If there has been such communication during the prior 24-month period with respect to any Unresolved Claim, then the Indemnity Trust Funds being held in respect thereof shall be released to the Representatives upon receipt of written instructions from Buyer and the Representatives (and Buyer agrees to join in written instructions to the Trustee no later than the expiration of the statute of limitations applicable to the Unresolved Claim so long as the claimant has not commenced any legal proceeding prior to the expiration of the statute of limitations) or pursuant to and in accordance with a final nonappealable order of a court of competent jurisdiction.

                  (d) In the event that a party shall at any time have failed to timely join in written instructions to the Trustee as required by this Section 1.08, the other party shall receive from such party its out-of-pocket costs and expenses incurred in connection with any actions taken by the other party in connection with such failure, including reasonable attorney's fees and expenses.

                  1.09. MANNER OF PAYMENT TO SELLERS. Any sums owed by Buyer to Sellers pursuant to this Article I shall be paid by Buyer to the Representatives and the Representatives shall allocate such sums among Sellers in proportion to the percentage of the Shares owned by each Seller on the Closing Date.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                    -----------------------------------------


                  Sellers hereby severally represent and warrant to Parent and Buyer as follows:

                  2.01. TITLE TO SHARES. The sale and delivery of the Shares to Buyer pursuant to Article I hereof will vest in Buyer legal and valid title to the Shares, free and clear of all liens, security interests or other encumbrances ("Encumbrances") (other than Encumbrances created or suffered by Buyer).

                  2.02. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 10,000 shares of preferred stock, par value $.01 per share, none of which are issued and outstanding, and 195,000 shares of common stock, divided into two classes consisting of (i) 180,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of which 165,050 shares are issued and outstanding, and (ii) 15,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), of which 14,926 shares are issued and outstanding. All of the issued and outstanding Shares are validly issued, fully paid and non-assessable. As of the date hereof, there are outstanding Options to acquire 2,740 shares of Class A Common Stock. Except as set forth in Disclosure Schedule 2.02, there are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, or any voting agreements with respect to, any equity securities of the Company, or subscriptions, warrants, options, rights or other arrangements or commitments obligating the Company to issue or acquire any of its equity securities or any ownership interest therein. Upon payment of the Option Payments as provided in Section 1.04, all of the outstanding Options will be terminated and the Company will have no further obligations to the holders thereof with respect thereto except to remit the applicable withholding taxes when due.

                  2.03. SUBSIDIARIES. Disclosure Schedule 2.03 sets forth a list, as of the date hereof, of all direct or indirect subsidiaries of the Company (the "Subsidiaries") together with its jurisdiction of organization and its authorized and outstanding capital stock or other equity interests as of the date hereof. Except as set forth in Disclosure Schedule 2.03, the Company owns, either directly or indirectly through one or more Subsidiaries, all of the capital stock of the Subsidiaries free and clear of any Encumbrance. All of the issued and outstanding shares of capital stock of the Subsidiaries are validly issued, fully paid and non-assessable. Except as set forth in

Disclosure Schedule 2.03, there are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, or any voting agreements with respect to, any equity securities of any of the Subsidiaries, or subscriptions, warrants, options, rights or other arrangements or commitments obligating any Subsidiary to issue or acquire any of its equity securities or any ownership interest therein.

                  2.04. ORGANIZATION. The Company and each of the Subsidiaries are corporations duly organized and validly existing under the laws of their respective jurisdictions of incorporation and have all requisite corporate power and authority to carry on their businesses as they are now being conducted. The Company and each of the Subsidiaries are duly qualified to do business and are in good standing as foreign corporations in all jurisdictions where the nature of the property owned or leased by them, or the nature of the business conducted by them, makes such qualification necessary and the absence of such qualification would, individually or in the aggregate, have a material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"). True and complete copies of the Certificates of Incorporation and By-Laws of the Company and each of the Subsidiaries have previously been made available to Buyer.

                  2.05. FINANCIAL STATEMENTS. The Company has delivered to Buyer
(a) the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1995 (the "December 31 Balance Sheet"), (b) the unaudited consolidated balance sheet of the Company and the Subsidiaries as of September 30, 1996 (the "September 30 Balance Sheet"), (c) the audited consolidated statements of operations of the Company and the Subsidiaries for the year ended December 31, 1995 and (d) the unaudited consolidated statements of operations of the Company and the Subsidiaries for the nine months ended September 30, 1996 (collectively, the "Financial Statements"), a copy of each of which is included in Disclosure Schedule 2.05. The Financial Statements present fairly, in all material respects, the consolidated financial position and the results of operations of the Company and the Subsidiaries as of their respective dates and for the respective periods then ended in conformity with generally accepted accounting principles except as set forth in the footnotes thereto or in Disclosure Schedule 2.05, and except that the unaudited financial statements were prepared on an interim basis, are subject to normal year-end adjustments and do not contain all of the footnote disclosures required by generally accepted accounting principles.

                  2.06. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Disclosure Schedule 2.06 or permitted or contemplated by this Agreement, since September 30, 1996, neither the Company nor any of the Subsidiaries has (a) suffered any damage, destruction or casualty loss to its physical properties which individually exceeds $100,000 or which in the aggregate exceed $500,000; (b) incurred or discharged any obligation or liability or entered into any other transaction except in the ordinary course of business; (c) suffered any changes which individually or in the aggregate have a Material Adverse Effect; or (d) increased the rate or terms of compensation payable or to become payable by the Company or any of its Subsidiaries to any of their respective directors, officers or key employees, or increased the rate or terms of any bonus, pension or other employee benefit plan covering any of their respective directors, officers or key employees, except in each case increases occurring in the ordinary course of business in accordance with their respective customary practices (including normal periodic performance reviews and related compensation and benefit increases) or as required by any pre-existing Commitment (as defined in Section 2.10) which is listed on Disclosure Schedule
2.10 (or which is not required by the terms of Section 2.10 to be listed on such Schedule).

                  2.07. TITLE TO ASSETS. The Company and the Subsidiaries have good (and, in the case of real property, marketable) title to all of the assets and properties which they purport to own, free and clear of Encumbrances, except (a) as set forth in Disclosure Schedule 2.07, and (b) liens for taxes not yet due or being contested in good faith by appropriate proceedings. Except as set forth in Disclosure
Schedule 2.07, no assets or properties of the Company or any Subsidiary other than inventory in the ordinary course have been sold or otherwise transferred since December 31, 1995. Except as set forth in Disclosure Schedule 2.07, to the knowledge of Sellers, there are no existing structural defects in any of the buildings or other structures located on the real property owned by the Company or any of its Subsidiaries.

                  2.08. PATENTS, TRADEMARKS, ETC. Disclosure Schedule 2.08 sets forth a list, as of the date hereof, of all registered United States and foreign patents, trademarks, trade names, copyrights and applications therefor which are used by the Company or any of the Subsidiaries in the conduct of the business of the Company and the Subsidiaries (the "Patent and Trademark Rights"). Except as set forth in Disclosure Schedule 2.08, (a) the Company and the Subsidiaries own or possess adequate licenses or other valid rights to use all Patent and Trademark Rights; (b) to Seller's knowledge, the conduct of the business of the Company and the Subsidiaries as now being conducted does not conflict with any valid patents, trademarks, trade names or copyrights of others; (c) to Seller's knowledge, none of the Patent and Trademark Rights is being infringed upon by others; (d) neither the Company nor any of the Subsidiaries has granted any right to use the Patent and Trademark Rights to any third party; and (e) no person or entity has alleged in writing the existence of any restrictions on use of the Patent and Trademark Rights that would affect Buyer's right to use the Patent and Trademark Rights in connection with the business of the Company and the Subsidiaries following the Closing in the same manner as they are currently being used.

                  2.09. POWER AND AUTHORITY; EFFECT OF AGREEMENT. (a) Each of MTF Partners and MBO-V has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by MTF Partners and MBO-V of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary partnership action on each of their part. This Agreement has been duly and validly executed and delivered by MTF Partners and MBO-V and, assuming the due authorization, execution and delivery thereof by Parent and Buyer, constitutes a valid and binding obligation of each of MTF Partners and MBO-V, enforceable against each of them in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (ii) is subject to general principles of equity.

                  (b) Each Shareholder Individual has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Shareholder Individual and constitutes his or her valid and binding obligation, enforceable against him or her in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (ii) is subject to general principles of equity.

                  (c) The execution, delivery and performance by MTF Partners and MBO-V of this Agreement and the consummation by each of them of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, subject to obtaining any required consents, approvals, authorizations, exemptions or waivers referred to in Section 2.16,
(i) violate any provision of law, rule or regulation to which MTF Partners or MBO-V is subject, (ii) violate any order, judgment or decree applicable to MTF Partners or MBO-V, or (iii) conflict with or result in a breach of the provisions of, or constitute a default under, the partnership agreements for each of MTF Partners and MBO-V or any agreement reflecting obligations of MTF Partners or MBO-V for borrowed money, except in the case of clause (i), (ii) or
(iii) of this Section 2.09(c), for violations, conflicts, breaches or defaults which individually or in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

                  2.10. COMMITMENTS. Disclosure Schedule 2.10 sets forth a list, as of the date hereof, of each contract or agreement to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound (collectively, the "Commitments") (a) which provides for future payments thereunder of more than $100,000 per year; (b) which are Commitments for capital expenditures; (c) which are distribution, dealer or sales agency Commitments; (d) which are guarantees of third party obligations;
(e) which are Commitments for the sale of any assets, but excluding purchase orders or other Commitments for the purchase of raw materials, components or supplies and sales orders or other Commitments for the sale of finished goods entered into in the ordinary course of business; (f) which restricts the kinds of businesses in which the Company or any of the Subsidiaries may engage or the geographical area in which any of them may conduct their business; (g) which is an indenture, mortgage, loan agreement or other Commitment for the borrowing of money or a line of credit; (h) which is a collective bargaining agreement; (i) which is a license (whether as licensor or licensee) or similar agreement permitting the use of any Patent and Trademark Rights; (j) which is a brokerage or finder's agreement; (k) which is a joint venture, partnership or similar agreement; (l) which is a stock purchase agreement, asset purchase agreement or other acquisition or divestiture agreement; or (m) which is not of the foregoing type and is material to the business or financial condition of the Company and the Subsidiaries taken as a whole ("Material"). Except as set forth in Disclosure

Schedule 2.10, each of such Commitments is a valid and binding obligation of the Company or a Subsidiary and is enforceable against the Company or a Subsidiary in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and is subject to general principles of equity, and neither the Company nor any Subsidiary nor, to the knowledge of Sellers, any other party is in default under any Commitment.

                  2.11. LITIGATION. Except as set forth in Disclosure Schedule 2.11, there is no action, suit, claim or proceeding in any court or before any governmental authority ("Litigation") pending or, to Sellers' knowledge, threatened against Sellers relating to the business of the Company and the Subsidiaries, or against the Company or any of the Subsidiaries. Except as set forth in Disclosure Schedule 2.11, neither the Company nor any of the Subsidiaries is subject to any outstanding orders, rulings, judgments or decrees. No proceedings, whether voluntary or involuntary, are pending or, to Sellers' knowledge, threatened, against the Company or any of the Subsidiaries under the bankruptcy laws and/or receivership or similar laws of the United States of America or of any state or foreign country, nor is the Company or any of the Subsidiaries contemplating such proceedings.

                  2.12. COMPLIANCE WITH LAWS. Except as set forth in Disclosure
Schedule 2.12, to Sellers' knowledge, the Company and the Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations currently in effect, including, without limitation, equal employment opportunity practices. Except as set forth in Disclosure Schedule 2.12, the Company and the Subsidiaries have all governmental permits, licenses and authorizations necessary for the conduct of their businesses as presently conducted. To Seller's knowledge, there are no pending or threatened investigations by any governmental body or agency with regard to the operations of the Company or any of the Subsidiaries.

                  2.13. ENVIRONMENTAL MATTERS. Except as set forth in Disclosure
Schedule 2.13, to Sellers' knowledge, the Company and the Subsidiaries are in compliance with all Environmental Laws (as defined below) currently in effect. Except as set forth in Disclosure Schedule 2.13, the Company and the Subsidiaries have all governmental permits, licenses, authorizations and approvals required for the conduct of their businesses as presently conducted and as the businesses have been conducted since December 31, 1995 pursuant to any Environmental Law. All such permits, licenses, authorizations and approvals are in good standing and the Company or the Subsidiaries, as the case may be, have made timely application for renewal of such permits where necessary. To Sellers' knowledge, except as set forth in Disclosure Schedule 2.13, no hazardous substance (as defined under applicable federal, state or local law) has been treated, stored, disposed of, or discharged into the environment on or from the premises of the Company or any of the Subsidiaries, which is currently required by applicable law, rule or regulation to be remediated by or at the expense of the Company or any of the Subsidiaries. Except as set forth in Disclosure Schedule 2.13, the Company and the Subsidiaries have not received any written notice of any violation or alleged violation of, or any liability under, any Environmental Law in connection with their respective businesses since November 30, 1994, other than violations which would not materially or adversely affect Buyer's ability to conduct the businesses of the Company and the Subsidiaries as heretofore conducted. Except as set forth in Disclosure Schedule 2.13, there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits or proceedings pending or, to the knowledge of Sellers, threatened, nor, to the knowledge of Sellers, is any investigation pending or threatened, relating to compliance with or liability under any Environmental Law affecting the businesses of the Company and the Subsidiaries. Buyer and Sellers agree that the only representations and warranties of Sellers made herein as to any Environmental Matters are those contained in this Section 2.13. As used herein, the term "Environmental Matter" means any matter arising out of or relating to the environment, safety or health or the production, storage, handling, use, emission, release, discharge or disposal of any substance, product or waste which is hazardous or toxic or which is regulated by law. "Environmental Laws" means any law or order of any federal, state, local or foreign governmental body relating to protection or regulation of the environment, laws, rules, regulations or orders regulating or relating to the emission, discharge, disposal, treatment, transportation, storage, release or threatened release of hazardous, toxic or other pollutants, contaminants, chemicals, materials, substances, wastes or Hazardous Materials (as defined below) into the environment, including ambient air, surface water, ground water, ground water, land surface or subsurface strata, or otherwise regulating or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous, toxic or other pollutants, contaminants, chemicals, materials, substances, wastes or Hazardous Materials, and all regulations, rules, codes, plans, decrees, judgments, injunctions, orders, notices and demand letters issued, entered, promulgated or approved hereunder. "Hazardous Materials" means any toxic substance, hazardous substance, hazardous material, hazardous chemical, hazardous waste, mineral, metal, material or chemical substance defined, regulated, or qualifying as such in any Environmental Law, or any pollutant or contaminant, and shall include, but not be limited to, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including but not limited to any source, special nuclear or by-product material as defined at 42 U.S.C. Section 2011 et seq., as amended, polychlorinated biphenyls and asbestos that is friable or otherwise required to be remediated.

                  2.14. TAXES. (a) Except as set forth on Disclosure Schedule 2.14, the Company and the Subsidiaries (i) will have timely filed, on or prior to the Closing Date, all Tax returns, reports, schedules, documents and declarations required to be filed by the Company or the Subsidiaries prior to such date; (ii) have timely paid in full all Taxes due; and (iii) will have made timely withholdings and payments of any Taxes required to be deducted and withheld by the Company or the Subsidiaries from the wages or other remuneration paid to employees of the Company or the Subsidiaries or others prior to the Closing Date. All Tax returns, schedules and declarations filed by the Company or the Subsidiaries reflect in all material respects the matters required to be reported therein including, where appropriate, income, expenses, deductions, credits, loss carryovers and Taxes due of the Company and the Subsidiaries, and such returns, schedules and declarations have not been amended except as set forth in Disclosure Schedule 2.14(a). Except as set forth in Disclosure Schedule 2.14(a), Sellers have no knowledge that an audit of any Tax returns of the Company or any of the Subsidiaries is in progress and have not been notified in writing that any such audit is contemplated. No claims have been asserted in writing against the Company or any of the Subsidiaries with respect to Taxes which claims are currently pending. Sellers have previously made available to Buyer copies of all Tax returns of the Company and the Subsidiaries that have been filed since their inception (for the last three years with respect to Ronseal (Ireland) Limited), all amended Tax returns for those years, if any, all written audit reports and proposed adjustments with respect to the Tax returns of the Company and the Subsidiaries for those years including any assessments, all refund claims with respect to the Company or any of the Subsidiaries for those years, any and all property tax bills with respect to property owned by the Company or any of the Subsidiaries during those years and any existing tax-sharing or similar agreements to which the Company or any of the Subsidiaries is a party.

                  (b) "Tax" and "Taxes" shall include income taxes (whether federal, state, local or foreign, or other taxes on or measured by income, gross receipts, profits or occupations), franchise taxes, excise taxes, employment taxes, unemployment taxes, payroll taxes, employee taxes, employer taxes, sales and use taxes, real property taxes, personal property taxes, transfer taxes, ad valorem taxes, per capita taxes, head taxes, and any other tax or taxes imposed, whether or not assessed, by any federal, state, municipal, local or other governmental agency, foreign or domestic, including assessments in the nature of taxes, including interest and penalties on any of the foregoing.

                  2.15. EMPLOYEE BENEFIT PLANS. Disclosure Schedule 2.15 lists all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which are maintained or contributed to by the Company or any of the Subsidiaries (the "Company Benefit Plans"). Sellers have provided to Buyer (i) true and complete copies of all Company Benefit Plans; (ii) the most recent annual actuarial evaluation, if any, prepared for each Company Benefit Plan; (iii) the most recent annual report (series 5500), if any, required under ERISA with respect to each Company Benefit Plan; (iv) the most recent determination letter received from the Internal Revenue Service (the "IRS"), if any, for each Company Benefit Plan; and (v) the most recent Summary Plan Description, if any, required under ERISA with respect to each Company Benefit Plan. Except as set forth in Disclosure Schedule 2.15, (i) with respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended and in effect during the relevant period (the "Code"), and is maintained by the Company or any of the Subsidiaries for any of their employees,
(x) the Company or such Subsidiary has obtained a favorable determination letter from the IRS, (y) such plan has been operated in compliance with the Code and ERISA and in accordance with the provisions of, and the rules and regulations covering, such plan, and (z) the Company and the Subsidiaries are not, and to Seller's knowledge no other person is, engaged in a transaction prohibited by Section 4975 of the Code or Section 406 of ERISA which would result in a liability to the Company and the Subsidiaries; (ii) each Company Benefit Plan which is subject to Part III of Subtitle B of Title I or ERISA or
Section 412 of the Code has been maintained in compliance with the minimum funding standards of ERISA and the Code; and (iii) no reportable event, within the meaning of Section 4043 of ERISA, which is subject to Title IV of ERISA has occurred with respect to any Company Benefit Plan, other than reportable events with respect to which notice has been waived by the Pension Benefit Guaranty Corporation. Disclosure Schedule 2.15 lists all multiemployer pension and/or welfare benefit plans to which the Company and/or any of the Subsidiaries now contribute, or since November 30, 1994 have contributed, and neither the Company nor any of the Subsidiaries has received notice of an assessment of withdrawal liability (whether full or partial) from any such multiemployer plan or has knowledge of an event for which withdrawal liability may be incurred.

                  2.16. CONSENTS. Except as set forth in Disclosure Schedule 2.16, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority, other than pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), is required in connection with the execution, delivery and performance by Sellers of this Agreement or the taking by it of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which Buyer is required to obtain or make.

                  2.17. INSURANCE. Disclosure Schedule 2.17 sets forth a list, as of the date hereof, of all casualty, general liability and other insurance maintained by the Company or any of the Subsidiaries (the "Insurance Policies"). Each of the Insurance Policies is in full force and effect and no written notice has been received by the Company or any of the Subsidiaries from any insurance carrier purporting to cancel coverage under any of the Insurance Policies. Except as set forth in Disclosure Schedule 2.17, to Seller's knowledge, there are no pending claims against the Insurance Policies by the Company or any of the Subsidiaries as to which the insurers have denied liability. The Company and its Subsidiaries have timely filed all claims of which they have knowledge under such Insurance Policies. The Company and the Subsidiaries have made timely premium payments with respect to all of the Insurance Policies. Sellers make no representation or warranty that the Company's insurance coverage under the Insurance Policies will be continued or is continuable after the Closing.

                  2.18. LABOR MATTERS. Except as set forth in Disclosure
Schedule 2.18, neither the Company nor any of the Subsidiaries is a party to any collective bargaining agreement nor does any labor union or collective bargaining agent represent any of the employees of the Company or any of the Subsidiaries. Except as set forth in Disclosure Schedule 2.18, there is no labor strike, slow-down or stoppage pending or, to Sellers' knowledge, threatened by the employees of the Company or any of the Subsidiaries.

                  2.19. UNDISCLOSED LIABILITIES. To Sellers' knowledge, the Company and its Subsidiaries do not have any liabilities of any nature that would be required by generally accepted accounting principles to be reflected on a balance sheet or in the notes thereto of the Company and its Subsidiaries, other than (i) liabilities disclosed or referred to in any of the Disclosure Schedules (including liabilities for present or future performance under any of the documents listed in any of the Disclosure Schedules); (ii) liabilities as to which no disclosure is required pursuant to this Article II (for example, because of the making of the representation and warranty is disclaimed or because the liability involves an amount which is less than the threshold above which disclosure is required); (iii) liabilities that are reflected in the Financial Statements; or (iv) liabilities that will be reflected on the Final Closing Balance Sheet.

                  2.20. FEES. Except for the fees payable to Merrill Lynch & Co. and Smith Barney Inc., neither the Company nor any of the Subsidiaries has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

                  2.21. REPRESENTATIONS AND WARRANTIES OF SELLERS AS OF THE CLOSING DATE. All of the representations and warranties of Sellers contained in this Article II are true on the date hereof and will be true on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) as otherwise contemplated hereby, and (b) to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same will continue on the Closing Date to be true as of the specified date.

                  2.22. DISCLAIMER. SELLERS HAVE NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE TO PARENT OR BUYER ANY REPRESENTATION OR WARRANTY OTHER THAN THOSE EXPRESSLY MADE BY SELLERS IN SECTIONS 2.01 THROUGH 2.21 HEREOF. IN ANY EVENT, SELLERS MAKE NO REPRESENTATION OR WARRANTY TO PARENT OR BUYER (1) AS TO MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY, WITH RESPECT TO ANY OF THE TANGIBLE ASSETS BEING SO TRANSFERRED, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT (OR ANY OTHER REPRESENTATION OR WARRANTY REFERRED TO IN SECTION 2-312 OF THE NEW YORK UNIFORM COMMERCIAL CODE OR THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION OR IN ANY STATUTE APPLICABLE TO REAL PROPERTY) EXCEPT, IN THE CASE OF THIS CLAUSE (1) ONLY, AS EXPRESSLY COVERED BY THE REPRESENTATION AND WARRANTY CONTAINED IN SECTION 2.07,

(2) WITH RESPECT TO ANY PROJECTIONS, ESTIMATES OR BUDGETS HERETOFORE DELIVERED TO OR MADE AVAILABLE TO PARENT OR BUYER, OR (3) WITH RESPECT TO ANY OTHER INFORMATION OR DOCUMENTS MADE AVAILABLE TO PARENT OR BUYER EXCEPT, IN THE CASE OF THIS CLAUSE (3) ONLY, AS EXPRESSLY COVERED BY A REPRESENTATION OR WARRANTY CONTAINED IN SECTIONS 2.01 THROUGH 2.21 HEREOF.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER
               --------------------------------------------------

                  Parent and Buyer hereby represent and warrant to Sellers as follows:

                  3.01. ORGANIZATION. Parent and Buyer are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and each has all requisite corporate power and authority to carry on its business as it is now being conducted. Buyer is a wholly owned subsidiary of Parent.

                  3.02. POWER AND AUTHORITY; EFFECT OF AGREEMENT. (a) Each of Parent and Buyer has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Buyer of this Agreement and the consummation by Parent and Buyer of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of Parent and Buyer, and no other corporate action on the part of Parent or Buyer or their stockholders or affiliates is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Buyer and, assuming the due authorization, execution and delivery thereof by Sellers, constitutes a valid and binding obligation of each of Parent and Buyer, enforceable against each of them in accordance with its terms, except to the extent that such enforceability
(i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (ii) is subject to general principles of equity.

                  (b) The execution, delivery and performance by each of Parent and Buyer of this Agreement and the consummation by each of Parent and Buyer of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, subject to obtaining any required consents, approvals, authorizations, exemptions or waivers referred to in
Section 3.05, (i) violate any provision of law, rule or regulation to which Parent or Buyer is subject, (ii) violate any order, judgment or decree applicable to Parent or any of its subsidiaries, including Buyer, or (iii) conflict with or result in a breach of the provisions of, or constitute a default under, (A) the Amended Articles or Code of Regulations of Parent or the Certificate of Incorporation or By-Laws of Buyer, or (B) any agreement reflecting obligations of Parent or any of its subsidiaries, including Buyer, for borrowed money, except in the case of clause (i), (ii) or (iii) of this
Section 3.02(b), for violations, conflicts, breaches or defaults which individually or in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

                  3.03. LITIGATION. There is no Litigation pending or threatened against Parent or any of its subsidiaries, including Buyer, (i) with respect to which there is a reasonable likelihood of a determination which would, individually or in the aggregate, have a material adverse effect on the ability of Parent or Buyer to perform its obligations under this Agreement, or (ii) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby. Neither Parent nor any of its subsidiaries, including Buyer, is subject to any outstanding orders, rulings, judgments or decrees which, individually or in the aggregate, would have a material adverse effect on the ability of Parent or Buyer to perform its obligations under this Agreement.

                  3.04. AVAILABILITY OF FUNDS. On the Closing Date, Parent shall cause Buyer to have available sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

                  3.05. CONSENTS. Except as set forth in Exhibit 3.05, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority, other than pursuant to the HSR Act, is required in connection with the execution, delivery and performance by Parent and Buyer of this Agreement, or the taking by either of them of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which Sellers are required to obtain or make.

                  3.06. FEES. Neither Parent nor Buyer nor any of their affiliates has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

                                   ARTICLE IV

                              COVENANTS OF SELLERS
                              --------------------


                  Sellers hereby covenant and agree with Parent and Buyer as follows:

                  4.01. COOPERATION BY SELLERS. (a) From the date hereof and prior to the Closing, Sellers shall use their best efforts, and will cooperate with Parent and Buyer, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable Sellers to effect the transactions contemplated hereby, and shall otherwise use their best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof.

                  (b) Without limiting the provisions set forth in paragraph (a) of this Section 4.01, Sellers shall file with the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") a Pre-Merger Notification and Report Form pursuant to the HSR Act in respect of the transactions contemplated hereby within five business days after the date of this Agreement, and Sellers shall use, and cause each of their affiliates to use, their best efforts to take or cause to be taken all actions necessary to promptly and fully comply with any requests for information from regulatory authorities to obtain any authorization relating to the HSR Act that is necessary to enable the parties to consummate the transactions contemplated by this Agreement.

                  4.02. CONDUCT OF BUSINESS. Except as may be otherwise contemplated by this Agreement or required by any of the documents listed in the Disclosure Schedule or except as Buyer may otherwise consent to in writing (which consent shall not be unreasonably withheld or delayed), from the date hereof and prior to the Closing, Sellers shall cause the Company and each of the Subsidiaries to, (i) conduct its business only in the ordinary course; (ii) use its reasonable efforts to preserve intact its business organization; (iii) maintain its properties, machinery and equipment in sufficient operating condition and repair to enable it to conduct its business in the manner in which its business is currently conducted, except for maintenance required by reason of fire, flood, earthquake or other acts of God; (iv) continue all existing insurance policies (or comparable insurance) in full force and effect; (v) not increase the rate or terms of compensation payable or to become payable by the Company or any of its Subsidiaries to any of their respective directors, officers, or key employees, and not increase the rate or terms of any bonus, pension or other employee benefit plan covering any of their respective directors, officers or key employees, except in each case increases occurring in the ordinary course of business in accordance with their respective customary practices (including normal periodic performance reviews and related compensation and benefit increases) or as required by any pre-existing Commitment; (vi) use its reasonable efforts to preserve its relationships with its lenders, suppliers, customers, licensors and licensees and others having business dealings with the Company and the Subsidiaries such that its business will not be impaired; (vii) not borrow any money or otherwise incur any financial debt other than under the Credit Agreement; (viii) not declare or pay any dividend or declare or make any other distribution to shareholders other than cash dividends of earnings generated from the operation of the Company and the Subsidiaries; (ix) not purchase or redeem any shares, notes or other securities; (x) not reclassify, split or combine the Shares, or issue, sell, distribute or dispose of any Shares, notes or other securities, or issue any options, warrants or rights, or make any changes to any Options, or commit to do so, provided that the exercise of any Options granted prior to the date hereof and the issuance of Class B Common Stock upon exercise of the Options, and the issuance of shares of Class A Common Stock of the Company in exchange for shares of Class B Common Stock of the Company pursuant to the Company's Certificate of Incorporation shall not be deemed to violate the provisions of this Section 4.02; (xi) not make any material change in accounting methods; (xii) not guarantee any obligation or liability except for endorsements for collections in the ordinary course of business; (xiii) not acquire an equity interest in, or all or substantially all of the assets of, any entity, nor acquire substantially all of the assets of any division, business unit or product line of any entity; and (xiv) not enter into, or commit to enter into, any arrangements concerning the factoring of accounts receivable or any similar arrangements involving accounts receivable.

                  4.03. ACCESS. From the date hereof and prior to the Closing, Sellers shall provide Parent and Buyer with such information as they may from time to time reasonably request with respect to the Company and the Subsidiaries and the transactions contemplated by this Agreement and provide Parent and Buyer and their representatives reasonable access during regular business hours and upon reasonable notice to the properties, books and records of the Company and the Subsidiaries as they may from time to time reasonably request; PROVIDED that Sellers shall not be obligated to provide Parent or Buyer with any information relating to proprietary formulas or processes of the Company or its Subsidiaries or which would violate any law, rule or regulation or term of any Commitment, or if the provision thereof would adversely affect the ability of Sellers or the Company or any of the Subsidiaries or any of their respective affiliates to assert attorney-client, attorney work product or other similar privilege. Sellers shall promptly make available to Parent and Buyer copies of documents or other items identified in any Disclosure Schedule which have not been delivered or otherwise made available to Buyer prior to the date hereof. Any disclosure whatsoever during such investigation by Parent or Buyer shall not constitute an enlargement of or additional representations or warranties of Sellers beyond those specifically set forth in this Agreement. All such information and access shall be subject to the terms and conditions of the letter agreement dated September 11, 1996 between Parent and the Company (the "Confidentiality Agreement").

                  4.04. NO SOLICITATION. From and after the date hereof and prior to the Closing, Sellers (or any of Sellers' financial advisors, investment bankers, attorneys or other advisors and representatives) shall not, and Sellers shall cause the Company and its directors, officers, employees, advisors and representatives to not, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any Acquisition Proposal (as defined below) from any person, or engage in or continue discussions or negotiations relating to any Acquisition Proposal, and shall direct the Company's directors, officers, financial advisors and other authorized representatives to refrain from taking any such action. "Acquisition Proposal" means, with respect to the Company, any proposal or offer for, or any written statement of intention (by public announcement or otherwise) by any person or group to effect, any merger or consolidation with, or acquisition of substantially all of the assets of, or other business combination involving, the Company or any of the Subsidiaries. Sellers shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any of the foregoing, and Sellers shall immediately demand that any such persons return to Sellers any confidential information and/or materials such persons may have received from Sellers or the Company during the course of such activities, discussions or negotiations.

                  4.05. DISCLOSURE SCHEDULES. At any time and from time to time prior to the Closing Date, Sellers may deliver to Parent and Buyer revised Disclosure Schedules as may be necessary to make the representations and warranties of Sellers contained herein or in any Ancillary Document true on the date hereof and/or on and as of the Closing Date. Any delivery made by Sellers pursuant to the preceding sentence shall not affect any right which Buyer may have to elect not to close pursuant to Section 6.01 if any matter disclosed in the revised Disclosure Schedules has a Material Adverse Effect, but if Buyer consummates the Closing, then the accuracy of the representations and warranties of Sellers, whether made on the date hereof or on and as of the Closing Date, shall for all purposes of this Agreement be determined with reference to the Disclosure Schedules as revised by Sellers pursuant to the first sentence of this Section 4.05. Sellers shall provide Buyer with such additional information in their possession as the Buyer may reasonably request relating to any Disclosure Schedules revised pursuant to the provisions of this Section 4.05. Sellers shall endeavor to provide any revised Disclosure Schedules to Buyer at least seven days prior to the Closing Date but nothing herein shall preclude Sellers from delivering revised Disclosure Schedules up to the Closing.

                  4.06. RESALE EXEMPTION CERTIFICATES. From the date hereof and prior to the Closing, Sellers shall cause the Company and its Subsidiaries to use their best efforts (which shall in no event require the payment of any monies by Sellers) to obtain from their customers "Resale Exemption Certificates" in connection with the sale of products of the Company and the Subsidiaries sold for purposes of resale in each state where such products were sold.

                                    ARTICLE V

                          COVENANTS OF PARENT AND BUYER

                  Parent and Buyer hereby covenant and agree with Sellers as follows:

                  5.01. COOPERATION BY PARENT AND BUYER. (a) From the date hereof and prior to the Closing, each of Parent and Buyer shall use its best efforts, and shall cooperate with Sellers, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable Parent and Buyer to effect the transactions contemplated hereby, and will otherwise use its best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof.

                  (b) Without limiting the provisions set forth in paragraph (a) of this Section 5.01, Parent and Buyer shall file with the DOJ and the FTC a Pre-Merger Notification and Report Form pursuant to the HSR Act in respect of the transactions contemplated hereby within five business days after the date of this Agreement, and each of Parent and Buyer shall use, and shall cause each of its affiliates to use, its best efforts to take or cause to be taken all actions necessary to promptly and fully comply with any requests for information from regulatory authorities to obtain any authorization relating to the HSR Act that is necessary to enable the parties to consummate the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that such efforts shall not include any of the following types of measures (or similar extraordinary measures): (i) the proffer by Buyer of its willingness to accept an order providing for the divestiture by Buyer of any of the assets or businesses of the Company, the Subsidiaries, Buyer or any of its affiliates, or (ii) the divestiture or the holding separate by Buyer following the Closing of any of the assets or businesses of the Company or any of the Subsidiaries.

                  5.02. DISCLOSURE SCHEDULES. If at any time prior to the date hereof or from the date hereof to the Closing Date, Parent or Buyer is or becomes aware of any matter which should have been or should be disclosed by Sellers in a Disclosure Schedule, Parent or Buyer, as applicable, shall promptly provide notice to the Representatives of such matter.

                  5.03. INDEMNIFICATION; INSURANCE. (a) From and after the Closing, Parent and Buyer shall jointly and severally indemnify and hold harmless to the fullest extent permitted under Applicable Law (as defined below) each person who is now, or has been at any time prior to the date hereof, an officer, director or stockholder of the Company or any of its Subsidiaries or any direct or indirect general partner of any stockholder that is a partnership (individually, an "Indemnified Party" and collectively, the "Indemnified Parties")(except that, with respect to Ronseal (Ireland) Limited, such indemnification shall only apply to any person who has been any of the foregoing from and after the effective time of the consummation of the transactions pursuant to the Kodak Agreement (as defined in Section 9.04(g)) (a "New Ronseal Party")), against all losses, claims, damages, liabilities, costs or expenses, including attorneys' fees, judgments, fines, penalties and amounts paid in settlement (collectively, "Losses") incurred by an Indemnified Party in connection with any claim, action, suit, proceeding or investigation (an "Action") in any way arising out of, pertaining to or incurred in connection with acts or omissions, or alleged acts or omissions, by any of them in their capacities as an officer, director or stockholder of the Company or any of its Subsidiaries (or as a direct or indirect general partner of any stockholder that is a partnership in respect of such partnership's capacity as a stockholder) ("Capacity"), whether commenced, asserted or claimed before or after the Closing and including, without limitation, any Losses incurred by any Indemnified Party arising out of or relating in any way to (i) this Agreement or any of the transactions contemplated hereby, or (ii) any liability or obligation of or arising out of or relating to the Company or any of the Subsidiaries (or any of their respective predecessors), including any attempt by any third party (whether or not successful) to impose liability in respect thereof on any of the Indemnified Parties, by reason of such Indemnified Party's ownership of Shares or other Capacity. In the event of any such Action, (i) Parent, Buyer or the Company shall pay on an as-incurred basis the reasonable fees and expenses of counsel selected by the Indemnified Party in advance of the final disposition of any such action to the full extent permitted by Applicable Law, upon receipt of any undertaking contemplated by such Applicable Law, and
(ii) the Indemnified Party shall be entitled to control the defense of any such Action with counsel of its own choosing, and Parent or Buyer shall, and shall cause the Company to, cooperate with the Indemnified Party in the defense of any such Action; PROVIDED, HOWEVER, that Buyer shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed); and PROVIDED, FURTHER, that the Indemnified Parties as a group shall be permitted to retain only one law firm, to be selected by the Representatives, at Parent and Buyer's expense (nothing herein, however, shall preclude any Indemnified Party from retaining separate counsel at such Indemnified Party's own expense), to represent them with respect to each such Action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. For purposes of this Section 5.03, "Applicable Law" shall mean, with respect to any stockholder of the Company or any direct or indirect general partner of any such stockholder that is a partnership, any applicable law, and, with respect to any other Indemnified Party, the General Corporation Law of the State of Delaware (the "DGCL").

                  (b) Parent and Buyer shall cause the Company to not amend the provisions of the Certificate of Incorporation or the By-Laws of the Company or any of its Subsidiaries in a way that would adversely affect the rights of the Indemnified Parties under this Section 5.03.

                  (c) For a period of six years after the Closing Date, Parent and Buyer shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who are currently covered, in their capacities as officers and directors, by the Company's or any Subsidiary's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance; PROVIDED, HOWEVER, that in order to maintain or procure such coverage, Parent or Buyer shall not be required to pay an annual premium in excess of 2.5 times the aggregate of the last annual premium paid by the Company and the Subsidiaries prior to the date hereof for their existing coverage (the "Cap"); and PROVIDED, FURTHER, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Buyer shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

                  (d) Buyer shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.03.

                  (e) The Company and each of its Subsidiaries hereby releases and forever discharges each person who is now, or has been at any time prior to the date hereof, an officer, director or stockholder of the Company or any of its Subsidiaries and any direct or indirect general partner of any stockholder that is a partnership (individually, a "Released Party" and collectively, the "Released Parties") (except that, in the case of Ronseal (Ireland) Limited, such release shall only apply to a New Ronseal Party) from any and all claims, rights, obligations, debts, liabilities, actions or causes of action of every kind and nature, whether foreseen or unforeseen, contingent or actual, and whether now known or hereafter discovered, which the Company or any of its Subsidiaries had, now has or may have, in law or in equity, against any Released Party in any way arising out of, pertaining to or incurred in connection with acts or omissions or alleged acts or omissions by any of them which acts or omissions existed or occurred at or prior to the Closing, other than acts or omissions or alleged acts or omissions involving criminal activity or willful misconduct by such Released Party. Each of Parent and Buyer hereby acknowledges the release set forth in the preceding sentence and covenants and agrees that it will not, and will cause the Company and its Subsidiaries not to, take any action (including, without limitation, commencing an Action or asserting a claim) inconsistent therewith.

                  (f) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the Certificate of Incorporation or By-Laws of the Company or any Subsidiary or under Applicable Law. Notwithstanding anything to the contrary contained in this Agreement or otherwise, the provisions of this Section 5.03 shall survive the Closing and each Indemnified Party and Released Party shall, for all purposes, be a third-party beneficiary of the covenants and agreements of Parent and Buyer under this Section 5.03 and, accordingly, shall be treated as a party to this Agreement for purposes of the rights and remedies relating to enforcement of such covenants and agreements and shall be entitled to enforce any such rights and exercise any such remedies directly.

                  5.04. EMPLOYEE BENEFITS. After the Closing Date, Buyer shall cause the Company to grant to all individuals who are, as of the Closing Date, employees of the Company or any of its Subsidiaries credit for all service with the Company, any of its present and former subsidiaries, any other affiliate of the Company and their respective predecessors (collectively, the "TM Affiliated Group") prior to the Closing Date for all purposes for which service is recognized under each Company Benefit Plan, but only to the extent that the terms of such Company Benefit Plan require the crediting of such service as of the Closing Date. Benefit plans which provide medical, dental or life insurance benefits after the Closing Date to any individual who is an active or former employee of the TM Affiliated Group as of the Closing Date (an "Employee") or a dependent of an Employee (a "Dependent") shall, with respect to such individuals, waive any waiting periods and any pre-existing conditions and actively-at-work exclusions to the extent so waived under present policy and shall provide that any expenses incurred on or before the Closing Date by such individuals shall be taken into account under such plans for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions to the extent taken into account under present policy. Without limiting the generality of any other provision of this Agreement, after the Closing Date Buyer shall cause the Company and the Subsidiaries to honor and fully perform all the obligations under (i) all written Commitments with any Employee; and (ii) all Company Benefit Plans. After the Closing Date, the Company Benefit Plans shall not be terminated or amended in any manner that would adversely affect the rights, benefits or protections provided thereunder to any Employee or Dependent which have accrued or have been earned prior to the Closing Date, provided that nothing herein shall prevent or restrict the Company from terminating any Company Benefit Plan at any time or from amending or otherwise modifying the terms of such Company Benefit Plan with respect to benefits accrued or amounts earned after the Closing Date.

                  5.05. PARENT OBLIGATIONS. Parent hereby covenants and agrees to cause Buyer to comply with all of the Buyer's covenants and agreements hereunder and in any Ancillary Document, and further covenants and agrees that in the event of any breach of such covenants and agreements of Buyer, Sellers shall have recourse for such breach directly to Parent.

                  5.06. RESALE EXEMPTION CERTIFICATES. After the Closing Date, Parent and Buyer shall cause the Company and its Subsidiaries to use their best efforts (which shall in no event require the payment of any monies by Parent or Buyer) to obtain from their customers "Resale Exemption Certificates" in connection with the sale of products of the Company and the Subsidiaries sold for purposes of resale in each state where such products were sold.

                                   ARTICLE VI

                 CONDITIONS TO PARENT'S AND BUYER'S OBLIGATIONS
                 ----------------------------------------------

                  The obligations of Parent and Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, where permissible) at or prior to the Closing of all of the following conditions:

                  6.01. MATERIAL ADVERSE EFFECT. There shall not exist any matter on the Closing Date which has a Material Adverse Effect and which was not disclosed to Buyer in a Disclosure Schedule on the date hereof.

                  6.02. COVENANTS OF SELLERS. Sellers shall have complied in all material respects with all of their agreements and covenants contained herein to be performed on or prior to the Closing Date. Buyer shall have received a certificate executed by or on behalf of each of Sellers, dated as of the Closing Date, certifying as to the fulfillment of the condition set forth in this
Section 6.02.

                  6.03. NO PROHIBITION. No statute, rule or regulation shall be in effect which prohibits Buyer from consummating the transactions contemplated hereby, and no order of any court or administrative agency shall be in effect or threatened which prohibits Buyer from consummating the transactions contemplated hereby.

                  6.04. CONSENTS. The applicable waiting period under the HSR Act shall have expired or been terminated and all other consents, approvals, authorizations, exemptions and waivers from governmental agencies set forth in
Exhibit 6.04 hereof that shall be required in order to enable Buyer to consummate the transactions contemplated hereby shall have been obtained.

                  6.05. DELIVERY OF SHARES. Buyer shall have received executed Agreements from the holders of, and certificates for, Shares representing in the aggregate at least 98% of the total number of Shares outstanding.

                                   ARTICLE VII

                       CONDITIONS TO SELLERS' OBLIGATIONS
                       ----------------------------------

                  The obligation of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, where permissible) at or prior to the Closing of all of the following conditions:

                  7.01. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT AND BUYER. Parent and Buyer each shall have complied in all material respects with each of its agreements and covenants contained herein to be performed on or prior to the Closing Date, and the representations and warranties of Parent and Buyer contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) as otherwise contemplated hereby, and (b) to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true in all material respects as of the specified date. The

Representatives shall have received a certificate executed by an executive officer of Parent and Buyer, dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in this Section 7.01.

                  7.02. NO PROHIBITION. No statute, rule or regulation shall be in effect which prohibits Sellers from consummating the transactions contemplated hereby, and no order of any court or administrative agency shall be in effect or threatened which prohibits Sellers from consummating the transactions contemplated hereby.

                  7.03. CONSENTS. The applicable waiting period under the HSR Act shall have expired or been terminated and all other consents, approvals, authorizations, exemptions and waivers from governmental agencies set forth in
Exhibit 7.03 that shall be required in order to enable Sellers to consummate the transactions contemplated hereby shall have been obtained.

                                  ARTICLE VIII

                                   TERMINATION
                                   -----------

                  8.01. TERMINATION. This Agreement may be terminated at any time prior to the Closing,

                           (a) by the mutual written consent of Buyer and the Representatives;

                           (b) by either Parent and Buyer, on the one hand, or the Representatives, on the other hand, if the Closing shall not have occurred on or before March 31, 1997; provided, that such date may be extended for a limited period of time (not to exceed 60 days) by the written agreement of Parent, Buyer and the Representatives if the Closing has not been consummated because the applicable waiting period under the HSR Act has not expired or been terminated and such parties determine in their reasonable judgment that such extension will result in consummation of the transactions contemplated hereby occurring prior to the final day of the extended period; or

                           (c) by Parent and Buyer if any of the facilities located at Flora, Illinois, Olive Branch, Mississippi or Chapeltown, United Kingdom have been materially damaged or destroyed before the Closing or if any of such real property has been taken, in whole or in significant part, by eminent domain or by conveyance in lieu of eminent domain.

                  8.02. EFFECT ON OBLIGATIONS. Termination of this Agreement pursuant to this Article VIII shall terminate all rights and obligations of the parties hereunder and none of the parties shall have any liability to the other parties hereunder, except that Sections 10.09, 10.11, 10.12 and 10.13, the Confidentiality Agreement, the last sentence of Section 4.03 and this Section
8.02 shall remain in effect, and provided that nothing herein shall relieve any party from liability for any breach (in the case of Section 4.02, for any material breach) of any covenant or agreement in this Agreement prior to such termination.

                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------

                  9.01. SURVIVAL. The representations and warranties made in this Agreement or in any agreement, certificate or other document executed at or prior to the Closing in connection herewith (an "Ancillary Document") and the covenants and agreements contained in Sections 4.02 and 5.02 ("Pre-Closing Covenants") shall survive the Closing for twelve months from the Closing Date (such twelve month period being the "Indemnification Period") and on the twelve month anniversary date of the Closing shall expire, together with any right to indemnification for breach thereof except to the extent a Valid Third Party Claim Notice (as defined in Section 9.03(a)) or Valid Other Claim Notice (as defined in Section 9.03(b)) (each, a "Valid Claim Notice") shall have been given prior to such date in accordance with Section 9.03 by the party seeking indemnification (the "Indemnitee") to the party from which indemnification is being sought (the "Indemnitor"), in which case the representation, warranty, covenant or agreement alleged in the Valid Claim Notice to have been breached shall survive, to the extent of the claim set forth in the Valid Claim Notice only, until such claim is resolved, and except that if Buyer or any of its affiliates has given a Valid Claim Notice prior to the end of the Indemnification Period, the covenants and agreements contained in Section 5.02 shall not expire until the claim with respect to which such Notice was given is resolved. The covenants and agreements contained herein to be performed or complied with prior to the Closing other than those contained in Sections 4.02 and 5.02 shall expire at the Closing along with all rights and remedies with respect to the breach thereof. The covenants and agreements contained herein to be performed or complied with at or after the Closing (other than the covenant and agreement to indemnify against breaches of representations and warranties and Pre-Closing Covenants, which shall expire as set forth in the first sentence of this Section 9.01) ("Post-Closing Covenants") shall survive the Closing until the expiration of the applicable statute of limitations. Such Post-Closing Covenants shall include, without limitation, (i) those relating to the payment to Sellers by the Representatives of their allocable portion of the Purchase Price, (ii) those relating to the cancellation of the Options (including, without limitation, payment of the Option Payments),
(iii) those relating to the payment in full of the Indebtedness Payment, and
(iv) those contained in Section 5.03.

                  9.02. INDEMNIFICATION. (a) If the Closing shall occur, Sellers shall jointly and severally indemnify Buyer and its affiliates and hold each of them harmless from and against all Losses which are incurred or suffered by any of them (i) by reason of the breach of any of the representations or warranties made by Sellers herein or in any Ancillary Document or in any of their covenants and agreements contained in Section 4.02, (ii) by reason of the failure by Sellers to perform or comply with any of their Post-Closing Covenants, or (iii) by reason of any dissenters' or appraisal rights, or any other rights, which a Seller who does not deliver his Shares at the Closing may assert upon the occurrence of any "second-step merger" with Buyer or a subsidiary thereof.

                  (b) Any recovery by Buyer and its affiliates for indemnification shall be limited as follows: (1) Buyer and its affiliates shall not be entitled to any recovery unless a claim for indemnification is made in accordance with Section 9.03, so as to constitute a Valid Claim Notice, and within the time period of survival set forth in Section 9.01; (2) Buyer and its affiliates shall not be entitled to recover any amount for indemnification claims under clause (i) of Section 9.02(a) unless and until the amount which Buyer and its affiliates are entitled to recover in respect of such claims exceeds, in the aggregate, $500,000 (the "Deductible"), in which event (subject to clause (3) below) the entire amount which Buyer and its affiliates are entitled to recover in respect of such claims less the Deductible shall be payable; (3) the maximum amount recoverable by Buyer and its affiliates for indemnification claims under clause (i) of Section 9.02(a) shall in the aggregate be equal to $15,000,000 (e.g., if Buyer incurs an aggregate of $15,500,000 of Losses in respect of such claims, it may recover an aggregate of $15,000,000); and (4) any amounts recoverable by Buyer and its affiliates in respect of indemnification claims under clause (i) of Section 9.02(a) shall be payable solely from the Indemnity Trust Funds, in accordance with Section 1.08 and the Trust Agreement, and Buyer and its affiliates shall have no other recourse to Sellers in respect of indemnification claims under clause (i) of Section 9.02(a). No Losses shall be included in determining whether the Deductible has been reached unless a Valid Claim Notice seeking indemnification for such Losses has been given by the Indemnitee to the Indemnitor in accordance with Section 9.03.

                  (c) If the Closing shall occur, Parent and Buyer shall jointly and severally indemnify Sellers and their affiliates and hold each of them harmless from and against all Losses which are incurred or suffered by any of them (i) by reason of the breach by Parent or Buyer of any of the representations or warranties made by Parent or Buyer herein or in any Ancillary Document or of any of their covenants and agreements contained in Section 5.02, or (ii) by reason of the failure by Parent or Buyer to perform or comply with any of their Post-Closing Covenants; PROVIDED, HOWEVER, that Sellers and their affiliates shall not be entitled to any recovery unless a claim for indemnification is made in accordance with Section 9.03, so as to constitute a Valid Claim Notice, and within the time period of survival set forth in Section 9.01.

                  9.03. PROCEDURES FOR CLAIMS. (a)(i) In order for an Indemnitee to be entitled to any indemnification provided for under this Article IX in respect of, arising out of or involving a claim made by any third party against the Indemnitee (a "Third Party Claim"), the Indemnitee must notify the Indemnitor in writing of the Third Party Claim (a "Third Party Claim Notice") promptly following receipt by such Indemnitee of written or oral notice of the Third Party Claim, which notification, to be a valid Third Party Claim Notice, with the effect set forth in Sections 9.01(a) and 9.02 (a "Valid Third Party Claim Notice"), must be accompanied by a copy of the written notice, if any, of the third party claimant to the Indemnitee asserting the Third Party Claim, or, if such Third Party Claim shall not have been made in writing, the written notice of Indemnitee certifying as to the receipt by Indemnitee of the oral Third Party Claim, and, in each case, setting forth in reasonable detail, the facts then known by Indemnitee with respect to such Third Party

Claim; provided that the failure to provide such Notice promptly (so long as a Valid Third Party Claim Notice is given before the expiration of the Indemnification Period) shall not affect the obligations of the Indemnitor hereunder except to the extent the Indemnitor is prejudiced thereby. The Indemnitee shall deliver to the Indemnitor copies of all other notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

                           (ii) The Indemnitor shall have the right to defend
against any such Third Party Claim (including to conduct any proceedings or settlement negotiations, provided that the Indemnitor shall not settle any Third Party Claim without the Indemnitee's consent, which consent shall not be unreasonably withheld) with counsel of its own choosing. The Indemnitee shall have the right to participate in the defense of any Third Party Claim and to employ its own counsel (it being understood that the Indemnitor shall control such defense), at its own expense. Prior to the time the Indemnitee is notified by the Indemnitor as to whether the Indemnitor will assume the defense of a Third Party Claim, the Indemnitee shall take all actions reasonably necessary to timely preserve the collective rights of the parties with respect to such Third Party Claim, including responding timely to legal process. If the Indemnitor shall decline to assume the defense of a Third Party Claim (or shall fail to notify the Indemnitee of its election to defend such Third Party Claim) within 30 days after the giving by the Indemnitee to the Indemnitor of a Valid Third Party Claim Notice with respect to the Third Party Claim, the Indemnitee shall defend against the Third Party Claim and the Indemnitor shall be liable to the Indemnitee for all reasonable fees and expenses incurred by the Indemnitee in the defense of the Third Party Claim, including without limitation the reasonable fees and expenses of counsel employed by the Indemnitee, if and to the extent that the Indemnitor is responsible to indemnify for such Third Party Claim. Regardless of which party assumes the defense of a Third Party Claim, the parties agree to cooperate with one another in connection therewith. Such cooperation shall include providing of records and information which are relevant to such Third Party Claim, and making employees and officers available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and to act as a witness or respond to legal process. Whether or not the Indemnitor assumes the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnitor's prior written consent (which consent shall not be unreasonably withheld).

                  (b) In order for an Indemnitee to be entitled to any indemnification provided for under this Article IX in respect of a claim that does not involve a Third Party Claim being asserted against such Indemnitee (an "Other Claim"), the Indemnitee must promptly notify the Indemnitor in writing of such Other Claim (the "Other Claim Notice"), which notification, to be a valid Other Claim Notice, with the effect set forth in Sections 9.01(a) and 9.02 (a "Valid Other Claim Notice"), (i) must certify that the Indemnitee has in good faith already sustained some (though not necessarily all) Losses with respect to such claim and (ii) if the Other Claim Notice is asserting a claim for breach of any of the representations and warranties contained in Section 2.13 (an "Environmental Breach"), must be accompanied by a written report from a reputable nationally or regionally recognized environmental consulting firm or from employees of Parent with responsibility for Environmental Matters confirming, in reasonable detail, the existence of the conditions as to which an Environmental Breach is claimed. The failure by any Indemnitee to notify the Indemnitor promptly (so long as a Valid Other Claim Notice is given before the expiration of the Indemnification Period) shall not relieve the Indemnitor from any liability that it may have to such Indemnitee under Section 9.02, except to the extent that the Indemnitor has been prejudiced by such failure.

                  9.04. OTHER PROVISIONS. (a) Notwithstanding anything herein to the contrary, Buyer and its affiliates shall have no right to any indemnification under clause (i) of Section 9.02(a) for any matter if (i) the Closing Book Value was reduced for such matter and either Buyer did not dispute the amount of such reduction in the Final Closing Balance Sheet or the dispute as to the amount of such reduction was resolved pursuant to Section 1.07(c), or
(ii) the Closing Book Value was not reduced for such matter, Buyer disputed such nonreduction, and the dispute was resolved in favor of Sellers pursuant to
Section 1.07(c).

                  (b) The indemnification provided in this Article IX shall be the sole and exclusive remedy for any inaccuracy or breach of any representation or warranty made by Sellers or Parent or Buyer and any breach of any Pre-Closing Covenants in this Agreement or in any Ancillary Document. All amounts payable by one party in indemnification of the other (whether paid from the Indemnification Trust Funds or paid by Parent or Buyer) shall be considered an adjustment to the Purchase Price.

                  (c) Upon making any payment to an Indemnitee for any indemnification claim pursuant to this Article IX, the Indemnitor shall be subrogated, to the extent of such payment, to any rights which the Indemnitee or its affiliate may have against any other parties with respect to the subject matter underlying such indemnification claim.

                  (d) The amount of any Losses shall be computed net of any insurance proceeds recoverable by the Indemnitee in connection therewith.

                  (e) Notwithstanding anything in this Agreement to the contrary, Sellers shall have no liability for any failure by Buyer or the Company, or any of the Subsidiaries or any affiliates of the foregoing, to comply with applicable law following the six month anniversary of the Closing Date by reason of the business of the Company being operated following such six month anniversary of the Closing Date in the manner operated prior to the Closing.

                  (f) Parent, Buyer, the Company and each of the Subsidiaries each understands and agrees that the rights accorded it by Section 9.02(a) are its sole and exclusive remedy against Sellers or any of their affiliates with respect to any Environmental Matters whatsoever. Parent, Buyer, the Company and each of the Subsidiaries (each on its own behalf and on behalf of its affiliates and the successors and assigns of any of the foregoing) hereby waives any right to seek contribution or other recovery from Sellers or any of their affiliates that any of them may now or in the future ever have under any Environmental Laws, including, without limitation, 42 U.S.C. ss.ss. 9607 and 9613(f) of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.
Section 9601 ET SEQ.), as amended ("CERCLA"), as such Laws were in the past or are currently in effect, or may in the future be enacted or be in effect. Parent, Buyer, the Company and each of the Subsidiaries (each on its own behalf and on behalf of its affiliates and the successors and assigns of any of the foregoing) hereby further unconditionally releases Sellers and their affiliates from any and all claims, demands and causes of action that any of them may now or in the future ever have against Sellers or any of their affiliates for recovery under CERCLA or under any other Environmental Laws as such Laws were in the past or are currently in effect, or may in the future be enacted or be in effect. Nothing in this Section 9.04(f) shall affect any rights which Buyer and its affiliates may have under Section 9.02 for indemnification for any breach by Sellers of the representations and warranties contained in Section
2.13 subject to the limitations set forth in Sections 9.01 and 9.02.

                  (g) Notwithstanding anything herein to the contrary, if any Losses incurred or suffered by Buyer or any of its affiliates are both Losses for which indemnification may be sought under this Article IX and Losses for which indemnification or any other remedy is available to the Company, any of the Subsidiaries or Buyer under the Asset Purchase Agreement among Eastman Kodak Company, L&F Products Inc., Sterling Winthrop Inc. and The Thompson Minwax Company (formerly MTF Acquisition Corp.), dated as of October 13, 1994 (the "Kodak Agreement"), then Buyer and its affiliates first shall, or shall cause the Company or the Subsidiary (as applicable) to, pursue their remedies under the Kodak Agreement, and any Losses for which indemnification may be sought under this Article IX shall be reduced by the amount, if any, recoverable under the Kodak Agreement; PROVIDED, HOWEVER, that Buyer and its affiliates shall be permitted to deliver to Sellers a Valid Claim Notice with respect to any Losses incurred or suffered by Buyer or its affiliates for which indemnification or any other remedy is available under both this Article IX and the Kodak Agreement, and to pursue their remedies against Sellers under this Article IX to the extent Buyer or its affiliates shall have been unsuccessful in their claims under the Kodak Agreement and all of their remedies in respect thereof have been exhausted.

                  (h) For purposes of the indemnification provisions set forth in this Article IX only, the disclosure set forth in Section 3 of Disclosure
Schedule 2.14 shall be deemed not to have been made as of the date hereof nor shall Sellers have the right to revise Section 3 of Disclosure Schedule 2.14 pursuant to Section 4.05. Notwithstanding anything in this Article IX to the contrary, with respect to any representations and warranties of Sellers relating to whether the Company or any of its Subsidiaries collected and timely paid in full any state sales taxes which shall have become due and payable prior to the Closing Date (the "Sales Tax Representations") or timely paid in full any state use taxes which shall have become due and payable prior to the Closing Date (the "Use Tax Representations") only, (i) such representations and warranties shall survive the Closing for 24 months from the Closing Date, the Indemnification Period for such representations and warranties shall be 24 months from the Closing Date, the provisions of Section 9.01 shall otherwise apply to such representations and warranties other than for corresponding changes in accordance with the foregoing provisions of this clause (i), and any references in this Article IX to the time period of survival set forth in Section 9.01 shall be deemed to include the time period of survival for the Sales Tax Representations and the Use Tax Representations set forth in this clause (i); (ii) Buyer and its affiliates shall only be entitled to be indemnified, if at all, against liability imposed by a state or local taxing authority by reason of the Company's or a Subsidiary's failure to timely pay in full any state sales or use taxes in respect of periods ending prior to the Closing Date and must timely deliver a Valid Third Party Claim Notice (and not a Valid Other Claim Notice) in order to perfect a claim for indemnification;
(iii) such notice shall constitute a Valid Third Party Claim Notice only if there is attached thereto a notice of deficiency or similar notice issued by a state taxing authority asserting a deficiency for failure to collect and remit sales taxes or pay use taxes which, if such assertion were upheld, would result in a breach of the Sales Tax Representations or the Use Tax Representations, as applicable; (iv) in addition to any other limitations on recovery for indemnification set forth in this Article IX, (x) the maximum amount recoverable by Buyer and its affiliates for indemnification claims for Losses incurred by reason of the breach of the Sales Tax Representations shall in the aggregate be equal to $1,000,000, and (y) the maximum amount recoverable by Buyer and its affiliates for indemnification claims for Losses incurred by reason of the breach of the Use Tax Representations shall in the aggregate be equal to $300,000, in each case subject to the provisions of Section 9.02(b) relating to the $15,000,000 maximum amount referred to therein, the Deductible and the provision that indemnification claims under clause (i) of Section 9.02(a) shall be payable solely from the Indemnity Trust Funds, except that with respect to the Use Tax Representations the Deductible shall not apply. Except as otherwise set forth in this Section 9.04(h), any breach of the Sales Tax Representations or the Use Tax Representations shall be treated in this Article IX in the same manner as the breach of any other representation or warranty of Seller.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

                  10.01. INTERPRETIVE PROVISIONS. The inclusion of any dollar amount in any of the representations or warranties made herein shall not be construed as evidence of materiality for purposes of that or any other representation or warranty made herein.

                  10.02. SELLER'S KNOWLEDGE. Whenever used in this Agreement, "to Seller's knowledge" or "to the knowledge of Sellers" shall mean the actual knowledge of Sellers.

                  10.03. ENTIRE AGREEMENT. This Agreement (including the Disclosure Schedules and all Exhibits hereto), the Ancillary Documents and the Confidentiality Agreement constitute the sole understanding of the parties with respect to the subject matter hereof. The disclosure of any matter in any schedule to this Agreement shall only be deemed to be a disclosure for purposes of the section of the Agreement to which such schedule relates. Any such disclosure shall expressly not be deemed to constitute an admission by Sellers or Parent or Buyer or to otherwise imply that any such matter is material for the purposes of this Agreement.

                  10.04. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, that this Agreement may not be assigned by Parent or Buyer without the prior written consent of the Representatives except that Buyer may, at its election, assign this Agreement to a direct or indirect wholly-owned subsidiary so long as (a) the representations and warranties of Buyer made herein are equally true of such assignee and (b) such assignment does not have any adverse consequences to Sellers or any of their affiliates (including, without limitation, any adverse tax consequences or any adverse effect on the ability of Sellers to timely consummate the transactions contemplated hereby), but no such assignment of this Agreement or any of the rights or obligations hereunder shall relieve Buyer of any of its obligations under this Agreement. Such assignee shall execute a counterpart of this Agreement agreeing to be bound by the provisions hereof as "Buyer," and agreeing to be jointly and severally liable with Buyer and any other assignee for all of the obligations of the assignor hereunder.

                  10.05. PARTIES IN INTEREST. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 5.03 and 9.02 (the "Third Party Provisions"), nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced directly by the beneficiaries thereof.

                  10.06. HEADINGS. The headings of the articles, sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

                  10.07. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by or on behalf of Buyer and the Representatives.

                  10.08. WAIVERS. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Any waiver must be in writing and signed by Buyer and the Representatives.

                  10.09. EXPENSES. Each of Sellers, on the one hand, and Parent and Buyer, on the other hand, shall pay all costs and expenses incurred by such party or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its financial consultants, accountants and counsel. At the Closing, Sellers shall pay all fees owing to Merrill Lynch & Co. and Smith Barney Inc. in connection with the transactions contemplated hereby.

                  10.10. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, cable, telegram, telex or other standard forms of written telecommunications, by overnight courier or by registered or certified mail, postage prepaid:

                  If to Sellers, to:

                           MTF Partners, L.P.
                           Forstmann Little & Co.
                              Subordinated Debt and Equity
                              Management Buyout Partnership-V, L.P.
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention:  Steven B. Klinsky
                           Telecopy:  (212) 759-9059

                  with a copy to:

                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York  10004
                           Attention:  Aviva Diamant
                           Telecopy:  (212) 859-4000

                  If to Parent or Buyer, to:

                           The Sherwin-Williams Company
                           101 Prospect Avenue, N.W.
                           Cleveland, Ohio  44115
                           Attention:  Vice President - Corporate Planning and
                              Development
                           Telecopy:  (216) 566-2947

                  with a copy to:

                           The Sherwin-Williams Company
                           101 Prospect Avenue, N.W.
                           Cleveland, Ohio  44115
                           Attention:  Vice President, General Counsel and
                              Secretary
                           Telecopy:  (216) 566-1708

or at such other address for a party as shall be specified by like notice.

                  10.11. GOVERNING LAW, ETC. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any Litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 10.10 shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

                  10.12. PUBLIC ANNOUNCEMENTS. The Representatives and Buyer shall consult with each other before issuing any press release or otherwise making any public statement relating to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement without the consent of the other party (which consent shall not be unreasonably withheld or delayed) except as may be required by law.

                  10.13. SELLERS' REPRESENTATIVES. Each Seller hereby authorizes MTF Partners and MBO-V to act as its representative (the "Representatives") on such Seller's behalf in connection with this Agreement and the transactions contemplated hereby, including giving and receiving notices and executing documents and agreements. Buyer shall be entitled to rely on any document signed by the Representatives as a document signed by and binding on all Sellers.

                  10.14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                          THE SHERWIN-WILLIAMS COMPANY

                          By: /s/   Conway G. Ivy
                              ----------------------------------
                              Title: Vice President - Corporate Planning
                                     and Development

                          SILVER ACQUISITION CORP.

                          By:  /s/   Conway G. Ivy
                               ---------------------------------
                               Title: Vice President

                          MTF PARTNERS, L.P.

                          By:  FLC XXVII Partnership, L.P.,
                               its General Partner

                               By:  /s/   Steven B. Klinsky
                                   -----------------------------
                                    a general partner

                          FORSTMANN LITTLE & CO. SUBORDINATED
                          DEBT AND EQUITY MANAGEMENT BUYOUT
                          PARTNERSHIP-V, L.P.

                          By:  FLC Partnership, L.P.,
                               its General Partner

                               By:   /s/   Steven B. Klinsky
                                  ------------------------------
                                     a general partner

                                 INDIVIDUAL SELLERS:

                                 Ann Allard
                                 Paul Barrow
                                 Peter Black
                                 Patrick Draper
                                 Paul Gaynor
                                 Leonard S. Goodman
                                 Michael Grey
                                 Thomas Harris
                                 Ridgely W. Harrison III
                                 Lance Hemsarth
                                 Henry R. Holtermann
                                 Alan Mellor
                                 Michael Miles
                                 Frederick Miller
                                 Steve Mower
                                 Harvey Sass
                                 Ged Sheilds
                                 Bill Stewart
                                 Kathleen J. Tousignant
                                 Kenneth Yontz


By: MTF PARTNERS, L.P.,                 By: Forstmann Little & Co. Subordinated
    as attorney-in-fact                     Debt and Equity Management
                                            Buyout Partnership-V, L.P.,
    By: FLC XXVII Partnership, L.P.,                as attorney-in-fact
        its general partner
                                        By: FLC Partnership, L.P.,
                                            its general partner
    By: /s/   Steven B. Klinsky
       -------------------------
       a general partner
                                            By:  /s/   Steven B. Klinsky
                                                -------------------------------
                                                 a general partner

                                                     The undersigned hereby
                                                     agree to be bound by the
                                                     provisions of Sections 5.03
                                                     and 9.04(f) of the
                                                     foregoing Agreement:


                          THOMPSON MINWAX HOLDING CORP.

                          By:  /s/   Peter Black
                             ---------------------------------------------------
                                   Title:  President and Chief Executive Officer


                          THE THOMPSON MINWAX COMPANY

                          By:  /s/   Peter Black
                             ---------------------------------------------------
                                   Title:  President and Chief Executive Officer


                          THOMPSON MINWAX MANAGEMENT CORP.

                          By:  /s/   Peter Black
                             ---------------------------------------------------
                                   Title:  President and Chief Executive Officer


                          THOMPSON MINWAX INTERNATIONAL CORP.

                          By:  /s/   Peter Black
                             ---------------------------------------------------
                                   Title:  President and Chief Executive Officer


                          RONSEAL LIMITED

                          By:  /s/   Peter Black
                             ---------------------------------------------------
                                   Title: Director

                            RONSEAL (IRELAND) LIMITED

                            By:  /s/   Peter Black
                                ----------------------------------------------
                                 Title: Director


                            WATCO HOLDING CORP.

                            By:  /s/   Peter Black
                                ----------------------------------------------
                                 Title:  President and Chief Executive Officer


                            THOMPSON MINWAX (CANADA) LTD.

                            By:  /s/   Peter Black
                                ----------------------------------------------
                                 Title:  Vice President